Exhibit 99.4

Proxy

If you have already voted and are not changing or revoking your original vote, you do not need to complete and return this proxy form.

If you have not previously voted or if you wish to revoke or change your vote, please complete, date, sign and return this proxy form.

SPECIAL MEETING OF THE SHAREHOLDERS OF NEUROMED PHARMACEUTICALS INC.

(the “Corporation”)

TO BE HELD AT	301 – 2389 Health Science Mall
Vancouver, British Columbia
V6T1Z3

CONVENED ON NOVEMBER 16, 2009, AT 9:00 AM (Vancouver Time)

ADJOURNED UNTIL NOVEMBER 30, 2009, AT 8:00 AM (Vancouver Time)

AND THEN FURTHER ADJOURNED UNTIL DECEMBER 18, 2009, AT 8:00 AM (Vancouver Time)

The undersigned shareholder of the Corporation hereby appoints Terrance P. Snutch, an officer of the Corporation, or failing this person, Ken Shaw, or in place of the foregoing,                                 , as proxyholder for and on behalf of the shareholder with the power of substitution to attend, act and vote for and on behalf of the shareholder in respect of all matters that may properly come before the Special Meeting of the shareholders of the Corporation (the “Meeting”) which was convened at its originally scheduled time and place on November 16, 2009, adjourned until November 30, 2009, convened again and then further adjourned until December 18, 2009 at 8:00 a.m. local time, and at every adjournment thereof, to the same extent and with the same powers as if the undersigned shareholder were present at the said Meeting, or any adjournment thereof.

The shareholder hereby directs the proxyholder to vote all the securities of the Corporation registered in the name of the shareholder as specified herein.

Proposal

(For full details of Proposal No.1, please see the joint proxy statement/prospectus, dated October 22, 2009 and the joint proxy statement/prospectus supplement, dated December 2, 2009)

1.

To adopt and approve the Agreement and Plan of Merger by and among CombinatoRx, Incorporated, PawSox, Inc., a wholly-owned subsidiary of CombinatoRx, Incorporated, the Corporation, Neuromed Pharmaceuticals Ltd., and a representative of the stockholders of the Corporation and Neuromed Pharmaceuticals Ltd., dated as of June 30, 2009 and to approve the merger contemplated thereby

	FOR	AGAINST	WITHHOLD/ABSTAIN
	☐	☐	☐

Except as prohibited by contract, the undersigned shareholder hereby revokes any proxy previously given to attend and vote at said Meeting.

SIGN HERE:

Please Print Name:

Date:

Number of Shares Represented by Proxy:

Class and Series	No. of Shares Held
Common Stock
Common Special Voting Stock
Series A-1 Preferred Stock
Series A-1 Special Voting Stock
Series A-2 Preferred Stock
Series A-2 Special Voting Stock
Series B-1 Preferred Stock
Series B-1 Special Voting Stock
Series B-2 Preferred Stock
Series B-2 Special Voting Stock
Series C-1 Preferred Stock
Series C-1 Special Voting Stock
Series C-2 Preferred Stock
Series C-2 Special Voting Stock
Series D-1 Preferred Stock
Series D-1 Special Voting Stock
Series D-2 Preferred Stock
Series D-2 Special Voting Stock
Series F Redeemable Preferred Stock *
Series F Special Voting Stock *

*	Entitled to 714 votes per share held.

IF YOU HAVE NOT PREVIOUSLY VOTED OR IF YOU WISH TO REVOKE OR CHANGE YOUR VOTE, PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY FORM.

THIS PROXY FORM IS NOT VALID UNLESS IT IS SIGNED.

SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON REVERSE

INFORMATION RELATED TO, AND INSTRUCTIONS FOR COMPLETION OF, PROXY

1.	If you have already voted and are not changing or revoking your original vote, you do not need to complete and return this proxy form.

2.	If you have not previously voted or if you wish to revoke or change your vote, please complete, date, sign and return this proxy form.

3.	This proxy form is solicited by the Board of Directors of the Corporation.

4.	If someone other than a shareholder of the Corporation signs this proxy form on behalf of the named shareholder of the Corporation, documentation acceptable to the Chairman of the Meeting must be deposited with this proxy form, authorizing the signing person to do such.

5.	If this proxy form is not dated by the shareholder in the space provided, it shall be deemed to bear the date of December 2, 2009.

6.	If a registered shareholder wishes to attend the Meeting to vote on Proposal No. 1 in person, register your attendance with the Corporation’s scrutineers at the Meeting. If you attend the Meeting, you will be asked to present valid picture identification such as a driver’s license or passport.

7.	If a shareholder cannot attend the Meeting but wishes to vote on Proposal No. 1, the shareholder can appoint another person, who need not be a shareholder of the Corporation, to vote according to the shareholder’s instructions. To appoint someone other than the person named, cross off the management appointee name or names and insert the shareholder’s appointed proxyholder’s name in the space provided, sign and date the proxy form and return the proxy form. Where no instruction on Proposal No. 1 is specified by the shareholder, this proxy form confers discretionary authority upon the shareholder’s appointed proxyholder.

8.	If the shareholder cannot attend the Meeting but wishes to vote on Proposal No. 1 and to appoint one of the management appointees named, leave the wording appointing a nominee as shown, sign and date the proxy form and return the proxy form. Where no instruction is specified by a shareholder on Proposal No. 1 shown on the proxy form, a nominee of management acting as proxyholder will vote the securities as if the shareholder had specified an affirmative vote.

9.	The securities represented by this proxy form will be voted in accordance with the instructions of the shareholder on any poll of Proposal No. 1 that may be called for and, if the shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. With respect to any amendments or variations in Proposal No. 1 shown on the proxy form, or matters which may properly come before the Meeting, the securities will be voted, if so authorized, by the proxyholder appointed, as the proxyholder in his/her sole discretion sees fit.

10.	You may revoke this proxy at any time before it is voted by notifying the Corporation in writing at: Neuromed Pharmaceuticals, 301 – 2389 Health Science Mall, Vancouver, BC V6T1Z3. You may also revoke this proxy form by returning a signed proxy with a later date or by attending the Meeting and voting in person. If a registered shareholder has returned the proxy form, the shareholder may still attend the Meeting and vote in person should the shareholder later decide to do so. To attend, and vote at the Meeting, the shareholder must record his/her attendance with the Corporation’s scrutineers at the Meeting.

11.	If you have not previously voted and do not return this proxy form and you do not vote in person at the Meeting, the effect will be the same as if you voted against Proposal No. 1.

IF YOU HAVE NOT PREVIOUSLY VOTED OR IF YOU WISH TO REVOKE OR CHANGE YOUR VOTE, PLEASE COMPLETE, DATE AND SIGN THIS PROXY FORM AND RETURN IT TO THE CORPORATION AT NEUROMED PHARMACEUTICALS, 301 – 2389 HEALTH SCIENCE MALL, VANCOUVER, BC V6T1Z3, OR BY FAX TO 604-909-2532 OR BY EMAIL TO SROWLEY@NEUROMED.COM AS SOON AS POSSIBLE. THIS ACTION WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE MEETING.